Exhibit 10.35

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

FLEXENERGY POWER SOLUTIONS, LLC

SECOND AMENDED AND RESTATED

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by the undersigned investor (the “Investor”) of the Funded Amount, FlexEnergy Power Solutions, LLC, a Delaware limited liability corporation (the “Company”), issues to the Investor the right to certain equity securities, subject to the terms described below. This Second Amended and Restated Safe (this “Safe”) amends, restates, supersedes and replaces that the Prior Safe (defined below). Certain capitalized terms used herein have the meanings ascribed to them in Section 2.

WHEREAS, the Company previously issued to the Investor that certain Safe dated August 16, 2021 (the “Original Safe”), which was amended and restated by that certain Amended and Restated Safe dated December 2, 2021 (the “Prior Safe”) by and among the Investor, the Company and FlexEnergy Green Solutions, Inc., a Delaware corporation (“FGS”);

WHEREAS, the Investor previously paid $3,500,000 of the Purchase Amount to the Company, portions of which were contributed by the Company to FlexEnergy, Inc. and Flex Leasing Power & Service LLC, thereby benefiting FGS; and

WHEREAS, the Company, the Investor and FGS desire to enter into this Safe to, among other things, (i) extend the Conversion Date to February 15, 2022, (ii) increase the Purchase Amount to $4,861,640.40, and (iii) require that FGS redeem FGS Stock from the Investor to the extent FGS receives net proceeds from the sale of securities with respect to any underwriter overallotment in the IPO Transaction.

NOW THEREFORE, the Investor hereby pays to the Company the remaining $1,361,640.40 of the Purchase Amount by cancellation and discharge of $1,361,640.40 (the “Discharge Amount”) of outstanding payment obligations of the Company pursuant to one or more of the Secured Promissory Notes issued by the Company or otherwise transferred to the Investor (collectively, the “Investor Notes”), applicable among such Investor Notes and with respect to such related principal and interest obligations as subsequently identified by the Company.

1.              Events.

(a)            IPO Transaction.

(i)                 If an IPO Transaction occurs on or before the Conversion Date, the Investor will automatically be entitled to payment by the Company of the Cash-Out Amount to the extent the Company receives any proceeds from the sale of FGS Stock in the IPO Transaction.

(ii)               If an IPO Transaction occurs on or before the Conversion Date and the Investor does not receive the full Cash-Out Amount pursuant to Section 1(a)(i) above in connection therewith, then (A) this Safe’s “Funded Amount” shall be reduced by 80% of any portion of the Cash-Out Amount paid to the Investor pursuant to Section 1(a)(i), and (B) this Safe will automatically convert into the right to immediately receive from the Company a number of shares of FGS Stock equal to the Funded Amount (as reduced pursuant to clause (A) above, if applicable), divided by the IPO Discount Price. To the extent FGS receives net proceeds (after deduction of underwriting commissions and applicable offering expenses) from the sale of FGS Stock with respect to any underwriter overallotment shares in the IPO Transaction, FGS shall redeem the shares of FGS Stock transferred by the Company to the Investor pursuant to this Section 1(a)(ii) at a price per share equal to the per Unit price at which Units are sold in the IPO.

(b)            No IPO Transaction.

(i)                 If an IPO Transaction does not occur on or before the Conversion Date or if an Other Event occurs prior to the Conversion Date, then this Safe will automatically convert into the right to immediately receive from the Company FLPS Equity representing percentage economic and ownership interest equal to (A) 53.333333% multiplied by (B) a fraction, (I) the numerator of which is the Funded Amount and (II) the denominator of which is $8,000,000.

(ii)               Notwithstanding the foregoing, this Section 1(b) shall have no legal force or effect unless and until TCB shall have approved or otherwise amended or waived the terms of the credit agreement between TCB and FLPS to permit the ownership in FLPS by the Investor contemplated by this Section 1(b).

(c)             Liquidity Event. If there is a Liquidity Event before the termination of this Safe, the Investor will automatically be entitled to receive a portion of Liquidity Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Liquidity Event.

(d)            Termination. This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe or relieving FGS of any redemption obligations under Section 1(a)(ii)) immediately following the earliest to occur of: (i) the delivery of FGS Stock and/or payment of Cash-Out Amount to the Investor under Section 1(a); (ii) the delivery of FLPS Equity to the Investor pursuant to the automatic conversion of this Safe under Section 1(b); or (iii) the payment, or setting aside for payment, of the Cash-Out Amount due the Investor pursuant to Section 1(c).

2.              Definitions.

(a)            “Cash-Out Amount” means 125% of the Funded Amount.

(b)            “Conversion Date” means February 15, 2022.

(c)            “Discount Rate” means 80%.

(d)            “Effective Date” means the corresponding date set forth on the signature page to this Safe.

(e)            “FGS” means FlexEnergy Green Solutions, Inc., a Delaware corporation.

(f)             “FGS Stock” means common stock of FGS.

(g)            “FLPS” means Flex Leasing Power & Service LLC, a Delaware limited liability company.

(h)            “FGS Equity” means equity securities of FLPS.

(i)             “Funded Amount” means that portion of the Purchase Amount that has been paid to the Company pursuant to the terms of this Safe (including without limitation the Discharge Amount), subject to reduction pursuant to clause (a) of Section 1(a)(ii) above.

(j)             “IPO Discount Price” means (i) the gross cash price per Unit at which Units are sold in the IPO, multiplied by (ii) the Discount Rate.

(k)            “IPO Transaction” means (i) the final closing (including any closing with respect to the sale of overallotment shares) of the first firm commitment underwritten initial public offering of Units pursuant to a registration statement filed under the Securities Act (the “IPO”), and (ii) a related pre-closing contribution or other transfer to FGS of the Company’s equity interests in FlexEnergy, Inc. and FLPS in exchange for FGS Stock (the “FGS Contribution”).

(l)             “Liquidity Event” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any “person” or “group” that is an existing beneficial owner of t Company or affiliate thereof, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(m)           “Liquidity Proceeds” means cash and other assets (including without limitation stock and other securities consideration) that are proceeds from the Liquidity Event and legally available for distribution.

(n)            “Other Event” means, with respect to the Company or any material direct or indirect subsidiary thereof, (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the its creditors, (iii) any other liquidation, dissolution or winding up of the entity, whether voluntary or involuntary, or (iv) commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; provided, however that the FGS Contribution in connection with an IPO Transaction shall not be deemed an Other Event.

(o)            “Purchase Amount” means the corresponding amount set forth on the signature page to this Safe.

(p)            “Safe” means an instrument containing a future right to receive shares of FGS Stock or FLPS Equity from the Company, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this Safe” mean this specific instrument.

(q)            “Securities Act” means the Securities Act of 1933, as amended.

(r)             “TCB” means Texas Capital Bank, National Association.

(s)            “Units” means units, each consisting of one share of FGS Stock and one warrant to purchase a share of FGS Stock being offered and sold in the IPO.

3.              Company Representations.

(a)                The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)                The execution, delivery and performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company. This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of formation or limited liability company operating agreement, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)                The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company, (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound, or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d)                To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

4.             Investor Representations.

(a)                The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)                The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is acquiring this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same except in full compliance with all applicable securities laws. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

5.             FGS Representations.

(a)                FGS is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)                The execution, delivery and performance by FGS of this Safe is within the power of FGS and has been duly authorized by all necessary actions on the part of FGS. This Safe constitutes a legal, valid and binding obligation of FGS, enforceable against FGS in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, FGS is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to FGS, or (iii) any material debt or contract to which FGS is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on FGS.

(c)                The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to FGS, (ii) result in the acceleration of any material debt or contract to which FGS is a party or by which it is bound, or (iii) result in the creation or imposition of any lien on any property, asset or revenue of FGS or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to FGS, its business or operations.

6.             Additional Covenants.

(a)                FLPS LLC Operating Agreement. In connection with the delivery of FLPS Equity pursuant to Section 1(b), the Company and the Investor will execute and deliver a limited liability company operating agreement for FLPS based on the Company’s existing limited liability company operating agreement with respect to governance practices and other matters (but with the Company as the controlling FLPS owner, and with customary minority owner protections to include tag-along rights, drag-along rights and non-punitive amendment provisions).

(b)                FLPS Equity Pledge and Limited Guaranty. In connection with the delivery of FLPS Equity pursuant to Section 1(b), the Investor shall execute and deliver to the Company and TCB such agreements and other documents as TCB may reasonably require for a pledge by the Investor of such Investor’s FLPS Equity under a limited guaranty of the obligations of FLPS under the credit agreement between FLPS and TCB, consistent with the Company’s pledge of FLPS Equity and limited guaranty of obligations of FLPS under the credit agreement between FLPS and TCB.

(c)                Third Party Approvals. The Company shall exercise its best efforts to secure within 30 days any and all third party approvals or actions necessary with respect to any and all of the terms of this Agreement (including without limitation securing from approval, amendment or waiver with respect to the terms of the credit agreement between TCB and FLPS to permit ownership in FLPS by the Investor contemplated by Section 1(b)).

(d)                Registration Rights. In connection with the delivery of FGS Stock pursuant to Section 1(a), the Company and the Investor will execute and deliver a registration rights agreement provided by the Company substantially in the form of the draft agreement prepared in connection with the execution of this Safe.

(e)                Other IPO Transaction Documents. In connection with the delivery of FGS Stock pursuant to Section 1(a), the Investor will execute and deliver to the Company all transaction documents (including a lock-up agreement) required of an FGS stockholder in the IPO Transaction.

(f)                 Pro Rata Payment of Cash-Out Amount. To extent the Investor and any other Safe holder is entitled to receipt of any Cash-Out Amount but Liquidity Proceeds or proceeds from the Company’s sale of FGS Stock, as applicable, are insufficient to pay the full amount of the Cash-Out Amount, the Company shall partially pay the Cash-Out Amount with respect each Safe in proportion to the relative Funded Amount of each Safe.

(g)                Pro Rata Redemptions. To extent the Investor and any other Safe holder is entitled to redemption of FGS Stock pursuant to Section 1(a)(ii), but net proceeds from underwriter IPO overallotment exercise are insufficient for FGS to redeem all FGS Stock transferred by the Company pursuant to Section 1(a)(ii) of the Safes, FGS shall partially redeem FGS Stock with respect each Safe in proportion to the relative Funded Amount of each Safe. For the avoidance of doubt, other than with respect to the net proceeds of any underwriter IPO overallotment exercise, FGS is not obligated by this Safe to redeem any FGS Stock.

7.              Miscellaneous.

(a)                Any provision of this Safe may be amended, waived or modified by written consent of the Company, the Investor and FGS.

(b)                Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c)                The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of equity securities for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company, FGS or FLPS equity holder or rights to vote for the election of any directors or managers thereof, or on any matter submitted to equity holders of the Company, FGS or FLPS, or to give or withhold consent to any action or to receive notice of meetings, until such FGS Stock or FLPS Equity has been issued on the terms described in Section 1.

(d)                Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe and/or its rights may be assigned without the Company’s consent by the Investor (i) to the Investor’s estate, heirs, executors, administrators, guardians and/or successors in the event of Investor’s death or disability, or (ii) to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Safe in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e)                In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)                 All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Second Amended and Restated Safe to be duly executed and delivered.

Purchase Amount:	$4,861,640.40

Effective Date:	January 18, 2022

Company:

FlexEnergy Power Solutions, LLC

By:	/s/ Thomas R. Denison
Name:	Thomas R. Denison
Title:	Manager

Investor:

TRF Platform Holdings, LLC
(Investor Name)

By:	/s/ W. Patrick Connelly
Name:	W. Patrick Connelly
Title:	Manager

FGS:

FlexEnergy Green Solutions, LLC

By:	/s/ Wes Kimmel
Name:	Wes Kimmel
Title:	Chief Financial Officer

FlexEnergy Power Solutions, LLC

Second Amended and Restated Safe (Simple Agreement for Future Equity)

Signature Page